Exhibit 99.1

Intercontinental Exchange Reports Strong Second Quarter 2023

• 2Q23 net revenues of $1.9 billion, +4% y/y

Jeffrey C. Sprecher,

ICE Chair & Chief Executive Officer, said,

"We are pleased to report our second quarter results, which were highlighted by another quarter of revenue and earnings per share growth. Amidst an uncertain macro environment, customers continue to access our networks to manage risk, consume data and drive workflow efficiencies. As we look to the second half of the year and beyond, we remain focused on driving innovation, helping to serve our customers' risk management needs and delivering value to our stockholders."

• 2Q23 GAAP diluted earnings per share (EPS) of $1.42, +43% y/y

• 2Q23 adj. diluted earnings per share of $1.43, +8% y/y

• 2Q23 operating income of $955 million, +10% y/y; adj. operating income of $1.1 billion, +5% y/y

• 2Q23 operating margin of 51%; adj. operating margin of 60%

ATLANTA & NEW YORK, August 3, 2023 - Intercontinental Exchange (NYSE: ICE), a leading global provider of data, technology and market infrastructure, today reported financial results for the second quarter of 2023. For the quarter ended June 30, 2023, consolidated net income attributable to ICE was $799 million on $1.9 billion of consolidated revenues, less transaction-based expenses. Second quarter GAAP diluted earnings per share was $1.42. Adjusted net income attributable to ICE was $802 million in the second quarter and adjusted diluted EPS was $1.43. Please refer to the reconciliation of non-GAAP financial measures included in this press release for more information on our adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted EPS and adjusted free cash flow.

Warren Gardiner, ICE Chief Financial Officer, added: "Through the first half of the year, we have once again grown revenues, operating income, cash flow and earnings per share. This performance is a clear testament to the strength of our strategically diversified business model and to our ability to successfully execute amidst a dynamic macro economic environment. As we look to the second half of 2023, we are focused on strategically investing in future growth and creating value for our stockholders."

Second Quarter 2023 Business Highlights

Second quarter consolidated net revenues were $1.9 billion including exchange net revenues of $1.1 billion, fixed income and data services revenues of $546 million and mortgage technology revenues of $249 million. Consolidated operating expenses were $933 million for the second quarter of 2023. On an adjusted basis, consolidated operating expenses were $756 million. Consolidated operating income for the second quarter was $955 million and the operating margin was 51%. On an adjusted basis, consolidated operating income for the second quarter was $1.1 billion and the adjusted operating margin was 60%.

$ (in millions)	Net Revenue	Op Margin	Adj Op Margin

	2Q23
Exchanges	$1,093	72%	73%
Fixed Income and Data Services	$546	35%	43%
Mortgage Technology	$249	(7)%	40%
Consolidated	$1,888	51%	60%

	2Q23	2Q22	% Chg
Recurring Revenue	$955	$930	2%
Transaction Revenue, net	$933	$884	6%

Exchanges Segment Results

Second quarter exchange net revenues were $1.1 billion. Exchange operating expenses were $311 million and on an adjusted basis, were $293 million in the second quarter. Segment operating income for the second quarter was $782 million and the operating margin was 72%. On an adjusted basis, operating income was $800 million and the adjusted operating margin was 73%.

$ (in millions)	2Q23	2Q22	% Chg	Const Curr(1)
Revenue, net:
Energy	$355	$265	34%	33%
Ags and Metals	77	61	27%	27%
Financials(2)	104	123	(16)%	(16)%
Cash Equities and Equity Options	96	99	(3)%	(3)%
OTC and Other(3)	104	108	(3)%	(3)%
Data and Connectivity Services	231	218	6%	6%
Listings	126	131	(5)%	(5)%
Segment Revenue	$1,093	$1,005	9%	9%

Recurring Revenue	$357	$349	2%	2%
Transaction Revenue, net	$736	$656	12%	12%

(1) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 2Q22, 1.2568 and 1.0648, respectively.

(2) Financials include interest rates and other financial futures and options.

(3) OTC & other includes physical energy, interest income on certain clearing margin deposits, regulatory penalties and fines, fees for use of our facilities, regulatory fees charged to member organizations of our U.S. securities exchanges, designated market maker service fees, technology development fees, exchange member fees, and agriculture grading and certification fees.

Fixed Income and Data Services Segment Results

Second quarter fixed income and data services revenues were $546 million. Fixed income and data services operating expenses were $356 million and adjusted operating expenses were $313 million in the second quarter. Segment operating income for the second quarter was $190 million and the operating margin was 35%. On an adjusted basis, operating income was $233 million and the adjusted operating margin was 43%.

$ (in millions)	2Q23	2Q22	% Chg	Const Curr(1)
Revenue:
Fixed Income Execution	$28	$25	17%	17%
CDS Clearing	84	66	26%	25%
Fixed Income Data and Analytics	277	274	1%	1%
Other Data and Network Services	157	147	7%	7%
Segment Revenue	$546	$512	7%	6%

Recurring Revenue	$434	$421	3%	3%
Transaction Revenue	$112	$91	23%	23%

(1) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 2Q22, 1.2568 and 1.0648, respectively.

Mortgage Technology Segment Results

Second quarter mortgage technology revenues were $249 million. Mortgage technology operating expenses were $266 million and adjusted operating expenses were $150 million in the second quarter. Segment operating loss for the second quarter was $17 million and the operating margin was (7)%. On an adjusted basis, operating income was $99 million and the adjusted operating margin was 40%.

$ (in millions)	2Q23	2Q22	% Chg
Revenue:
Origination Technology	$170	$196	(13)%
Closing Solutions	47	66	(28)%
Data and Analytics	24	24	(5)%
Other	8	11	(32)%
Segment Revenue	$249	$297	(16)%

Recurring Revenue	$164	$160	2%
Transaction Revenue	$85	$137	(38)%

Other Matters

•	Operating cash flow through the second quarter of 2023 was $1.8 billion and adjusted free cash flow was $1.7 billion.
•	Unrestricted cash was $2.9 billion and outstanding debt was $18.1 billion as of June 30, 2023.
•	Through the second quarter of 2023, ICE paid $472 million in dividends.

Updated Financial Guidance

•	ICE's full year 2023 Mortgage Technology recurring revenue growth is now expected to be in the low-single digits.
•	ICE's full year 2023 GAAP operating expenses are expected to be in a range of $3.675 billion to $3.725 billion. Adjusted operating expenses(1) are now expected to be in a range of $3.04 billion to $3.06 billion.
•	ICE's third quarter 2023 GAAP operating expenses are expected to be in a range of $910 million to $920 million. Adjusted operating expenses(1) are expected to be in a range of $760 million to $770 million.
•	ICE's third quarter 2023 GAAP non-operating expense(2) is expected to be in the range of $80 million to $85 million. Adjusted non-operating expense is expected to be in the range of $70 million to $75 million.
•	ICE's diluted share count for the third quarter is expected to be in the range of 560 million to 564 million weighted average shares outstanding.

(1) 2023 and 3Q23 non-GAAP operating expenses exclude amortization of acquisition-related intangibles, pending Black Knight acquisition costs, Ellie Mae integration costs, and accruals related to regulatory settlements.

(2) Non-operating expense includes interest income, interest expense and net other income/expense. Non-GAAP non-operating expense excludes equity earnings/losses from unconsolidated investees and net interest on pre-acquisition related debt.

Earnings Conference Call Information

ICE will hold a conference call today, August 3, 2023, at 8:30 a.m. ET to review its second quarter 2023 financial results. A live audio webcast of the earnings call will be available on the company's website at www.theice.com in the investor relations section. Participants may also listen via telephone by dialing 833-470-1428 from the United States or 929-526-1599 from outside of the United States. Telephone participants are required to provide the participant entry number 258641 and are recommended to call 10 minutes prior to the start of the call. The call will be archived on the company's website for replay.

The conference call for the third quarter 2023 earnings has been scheduled for November 2nd, 2023 at 8:30 a.m. ET. Please refer to the Investor Relations website at www.ir.theice.com for additional information.

Historical futures, options and cash ADV, rate per contract, open interest data and CDS cleared information can be found at: https://ir.theice.com/investor-resources/supplemental-information/default.aspx

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Six Months Ended June 30,		Three Months Ended June 30,
	2023	2022	2023	2022
Revenues:
Exchanges	$3,214	$3,247	$1,541	$1,604
Fixed income and data services	1,109	1,021	546	512
Mortgage technology	485	604	249	297
Total revenues	4,808	4,872	2,336	2,413
Transaction-based expenses:
Section 31 fees	175	174	56	123
Cash liquidity payments, routing and clearing	849	985	392	476
Total revenues, less transaction-based expenses	3,784	3,713	1,888	1,814

Operating expenses:
Compensation and benefits	703	714	351	355
Professional services	57	69	29	35
Acquisition-related transaction and integration costs	46	62	25	53
Technology and communication	345	344	173	169
Rent and occupancy	45	41	25	20
Selling, general and administrative	137	112	63	57
Depreciation and amortization	527	510	267	256
Total operating expenses	1,860	1,852	933	945
Operating income	1,924	1,861	955	869
Other income/(expense):
Interest income	193	9	102	8
Interest expense	(351)	(264)	(175)	(161)
Other income/(expense), net	(70)	(35)	(35)	23
Total other income/(expense), net	(228)	(290)	(108)	(130)
Income before income tax expense	1,696	1,571	847	739
Income tax expense	207	338	32	173
Net income	$1,489	$1,233	$815	$566
Net income attributable to non-controlling interest	(35)	(21)	(16)	(11)
Net income attributable to Intercontinental Exchange, Inc.	$1,454	$1,212	$799	$555

Earnings per share attributable to Intercontinental Exchange, Inc. common stockholders:
Basic	$2.60	$2.17	$1.43	$0.99
Diluted	$2.59	$2.16	$1.42	$0.99
Weighted average common shares outstanding:
Basic	560	560	560	558
Diluted	561	562	561	560

Consolidated Balance Sheets

(In millions)

	As of	As of
	June 30, 2023	December 31, 2022
	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$2,877	$1,799
Short-term restricted cash and cash equivalents	5,413	6,149
Restricted short-term investments	735	—
Cash and cash equivalent margin deposits and guaranty funds	86,917	141,990
Invested deposits, delivery contracts receivable and unsettled variation margin	1,412	5,382
Customer accounts receivable, net	1,313	1,169
Prepaid expenses and other current assets	555	458
Total current assets	99,222	156,947
Property and equipment, net	1,718	1,767
Other non-current assets:
Goodwill	21,134	21,111
Other intangible assets, net	12,814	13,090
Long-term restricted cash and cash equivalents	205	405
Long-term restricted investments	199	—
Other non-current assets	991	1,018
Total other non-current assets	35,343	35,624
Total assets	$136,283	$194,338

Liabilities and Equity:
Current liabilities:
Accounts payable and accrued liabilities	$919	$866
Section 31 fees payable	173	223
Accrued salaries and benefits	226	352
Deferred revenue	437	170
Short-term debt	—	4
Margin deposits and guaranty funds	86,917	141,990
Invested deposits, delivery contracts payable and unsettled variation margin	1,412	5,382
Other current liabilities	120	184
Total current liabilities	90,204	149,171
Non-current liabilities:
Non-current deferred tax liability, net	3,256	3,493
Long-term debt	18,128	18,118
Accrued employee benefits	156	160
Non-current operating lease liability	218	254
Other non-current liabilities	432	381
Total non-current liabilities	22,190	22,406
Total liabilities	112,394	171,577

Equity:
Intercontinental Exchange, Inc. stockholders’ equity:
Common stock	6	6
Treasury stock, at cost	(6,276)	(6,225)
Additional paid-in capital	14,449	14,313
Retained earnings	15,925	14,943
Accumulated other comprehensive loss	(284)	(331)
Total Intercontinental Exchange, Inc. stockholders’ equity	23,820	22,706
Non-controlling interest in consolidated subsidiaries	69	55
Total equity	23,889	22,761
Total liabilities and equity	$136,283	$194,338

Non-GAAP Financial Measures and Reconciliation
We use non-GAAP measures internally to evaluate our performance and in making financial and operational decisions. When viewed in conjunction with our GAAP results and the accompanying reconciliation, we believe that our presentation of these measures provides investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparison of results because the items described below as adjustments to GAAP are not reflective of our core business performance. These financial measures are not in accordance with, or an alternative to, GAAP financial measures and may be different from non-GAAP measures used by other companies. We use these adjusted results because we believe they more clearly highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our core operating performance. We strongly recommend that investors review the GAAP financial measures and additional non-GAAP information included in our Quarterly Report on Form 10-Q, including our consolidated financial statements and the notes thereto.

Adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income attributable to ICE common stockholders, adjusted diluted earnings per share and adjusted free cash flow for the periods presented below are calculated by adding or subtracting the adjustments described below, which are not reflective of our cash operations and core business performance, and their related income tax effect and other tax adjustments (in millions, except for per share amounts):

Adjusted Operating Income, Operating Margin and Operating Expense Reconciliation

(In millions)

(Unaudited)

	Exchanges Segment		Fixed Income and Data Services Segment		Mortgage Technology Segment		Consolidated
	Six Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022	2023	2022	2023	2022
Total revenues, less transaction-based expenses	$2,190	$2,088	$1,109	$1,021	$485	$604	$3,784	$3,713
Operating expenses	631	603	699	692	530	557	1,860	1,852
Less: Amortization of acquisition-related intangibles	33	33	85	93	183	180	301	306
Less: Transaction and integration costs	—	—	—	—	46	60	46	60
Less: Other	17	—	—	—	—	—	17	—
Adjusted operating expenses	$581	$570	$614	$599	$301	$317	$1,496	$1,486
Operating income/(loss)	$1,559	$1,485	$410	$329	$(45)	$47	$1,924	$1,861
Adjusted operating income	$1,609	$1,518	$495	$422	$184	$287	$2,288	$2,227
Operating margin	71%	71%	37%	32%	(9)%	8%	51%	50%
Adjusted operating margin	73%	73%	45%	41%	38%	47%	60%	60%

Adjusted Operating Income, Operating Margin and Operating Expense Reconciliation

(In millions)

(Unaudited)

	Exchanges Segment		Fixed Income and Data Services Segment		Mortgage Technology Segment		Consolidated
	Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,
	2023	2022	2023	2022	2023	2022	2023	2022
Total revenues, less transaction-based expenses	$1,093	$1,005	$546	$512	$249	$297	$1,888	$1,814
Operating expenses	311	304	356	338	266	303	933	945
Less: Amortization of acquisition-related intangibles	17	17	43	44	91	92	151	153
Less: Transaction and integration costs	—	—	—	—	25	52	25	52
Less: Other	1	—	—	—	—	—	1	—
Adjusted operating expenses	$293	$287	$313	$294	$150	$159	$756	$740
Operating income/(loss)	$782	$701	$190	$174	$(17)	$(6)	$955	$869
Adjusted operating income	$800	$718	$233	$218	$99	$138	$1,132	$1,074
Operating margin	72%	70%	35%	34%	(7)%	(2)%	51%	48%
Adjusted operating margin	73%	71%	43%	43%	40%	46%	60%	59%

Adjusted Net Income Attributable to ICE and Diluted EPS

(In millions)

(Unaudited)

	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022
Net income attributable to ICE	$1,454	$1,212
Add: Amortization of acquisition-related intangibles	301	306
Add: Transaction and integration costs	46	60
Add/(Less): Net interest (income)/expense on pre-acquisition-related debt and debt extinguishment	(12)	48
Less: Gain on sale of Euroclear equity investment and dividends received	—	(41)
Add: Net losses from unconsolidated investees	65	57
Add: Other	17	9
Less: Income tax effect for the above items	(112)	(123)
Add/(Less): Deferred tax adjustments on acquisition-related intangibles	(85)	15
Less: Other tax adjustments	(81)	—
Adjusted net income attributable to ICE	$1,593	$1,543

Diluted earnings per share	$2.59	$2.16

Adjusted diluted earnings per share	$2.84	$2.75

Diluted weighted average common shares outstanding	561	562

Adjusted Net Income Attributable to ICE and Diluted EPS

(In millions)

(Unaudited)

	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022
Net income attributable to ICE	$799	$555
Add: Amortization of acquisition-related intangibles	151	153
Add: Transaction and integration costs	25	52
Add/(Less): Net interest (income)/expense on pre-acquisition-related debt and debt extinguishment	(6)	48
Less: Gain on sale of Euroclear equity investment and dividends received	—	(41)
Add: Net losses from unconsolidated investees	30	15
Add: Other	1	—
Less: Income tax effect for the above items	(55)	(65)
Add/(Less): Deferred tax adjustments on acquisition-related intangibles	(86)	22
Less: Other tax adjustments	(57)	—
Adjusted net income attributable to ICE	$802	$739

Diluted earnings per share	$1.42	$0.99

Adjusted diluted earnings per share	$1.43	$1.32

Diluted weighted average common shares outstanding	561	560

Adjusted Free Cash Flow Calculation

(In millions)

(Unaudited)

	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022
Net cash provided by operating activities	$1,805	$1,725
Less: Capital expenditures	(61)	(70)
Less: Capitalized software development costs	(142)	(134)
Free cash flow	1,602	1,521
Add/(Less): Section 31 fees, net	50	(115)
Adjusted free cash flow	$1,652	$1,406

About Intercontinental Exchange

Intercontinental Exchange, Inc. (NYSE: ICE) is a Fortune 500 company that designs, builds and operates digital networks to connect people to opportunity. We provide financial technology and data services across major asset classes that offer our customers access to mission-critical workflow tools that increase transparency and operational efficiencies. We operate exchanges, including the New York Stock Exchange, and clearing houses that help people invest, raise capital and manage risk across multiple asset classes. Our comprehensive fixed income data services and execution capabilities provide information, analytics and platforms that help our customers capitalize on opportunities and operate more efficiently. At ICE Mortgage Technology, we are transforming and digitizing the U.S. residential mortgage process, from consumer engagement through loan registration. Together, we transform, streamline and automate industries to connect our customers to opportunity.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE and New York Stock Exchange. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located at http://www.intercontinentalexchange.com/terms-of-use. Key Information Documents for certain products covered by the EU Packaged Retail and Insurance-based Investment Products Regulation can be accessed on the relevant exchange website under the heading “Key Information Documents (KIDS).”

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 - Statements in this press release regarding ICE's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in Intercontinental Exchange, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on February 2, 2023. We caution you not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all factors that may affect our business and prospects. Further, management cannot assess the impact of each factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SOURCE: Intercontinental Exchange

ICE-CORP

ICE Investor Relations Contact:

Katia Gonzalez

+1 678 981 3882

katia.gonzalez@ice.com

investors@ice.com

ICE Media Contact:

Josh King

+1 212 656 2490

josh.king@ice.com

media@ice.com